SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        Global Payment Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                                425B Oser Avenue,
                            Hauppauge, New York 11788

                                                         April 14, 2003

Dear Fellow Stockholders:

      You are cordially invited to attend our 2003 Annual Meeting of Stockholders, which will be held on Thursday, May 22, 2003 at 10:00 a.m., at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788.

      The Notice of Annual Meeting and Proxy Statement, which follows, describes the business to be conducted at the meeting.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

      Your vote is very important, and we would appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                              Cordially,


                                              MARTIN H. KERN
                                              Interim Chief Executive Officer

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                                425B Oser Avenue,
                            Hauppauge, New York 11788

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2003

                                -----------------

To the Stockholders of
GLOBAL PAYMENT TECHNOLOGIES, INC.:

      NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") will be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on May 22, 2003 at 10:00 a.m., Eastern Standard Time, for the following purposes:

            1. To elect two (2) Class II directors to serve until the Annual Meeting of Stockholders to be held in the year 2006 and until their respective successors are elected and qualified; and

            2. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

      Only stockholders of record at the close of business on April 23, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                             By Order of the Board of Directors,


                                             THOMAS MCNEILL
                                             Secretary

Hauppauge, New York
April 14, 2003

--------------------------------------------------------------------------------

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        GLOBAL PAYMENT TECHNOLOGIES, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

      This Proxy Statement is furnished to the stockholders of Global Payment Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on Thursday May 22, 2003 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

      The Company intends to mail this Proxy Statement and the accompanying proxy to stockholders on or about April 24, 2003.

      The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

      Proxies in the accompanying form, duly executed, returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the meeting and voting in person.

      The address and telephone number of the principal executive offices of the Company are:

                                425B Oser Avenue,
                            Hauppauge, New York 11788
                          Telephone No.: (631) 231-1177

                       OUTSTANDING STOCK AND VOTING RIGHTS

      Only stockholders of record at the close of business on April 23, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of April 4, 2003, there were issued and outstanding 5,542,416 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock that is outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

                          QUORUM AND VOTING PROCEDURES

      Quorum: The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Proxies submitted which contain abstentions or "broker non-votes" (i.e., proxies from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker or nominee does not have discretionary power to vote) will be deemed present at the Annual Meeting in determining the presence of a quorum.

      Vote Required: Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be either employees of the Company, counsel to the Company or employees of American Stock Transfer & Trust Company, the Company's transfer agent.

      Effect of Abstentions and Broker Non-Votes: Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director.

      The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                                   PROPOSAL 1
                         ELECTION OF CLASS II DIRECTORS

      The Company's Board of Directors consists of four directors divided into three classes. The terms of office of Class I, Class II and Class III directors expire at the 2005, 2003 and 2004 Annual Meeting of Stockholders, respectively. At each annual meeting, directors are chosen to succeed those in the Class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's stockholders except for Mr. Seidenberg who was elected by the Board of Directors to fill the vacancy created when Mr. Katz resigned as Chairman of the Board and a director in April 2003. At the Annual Meeting, two Class II directors will be elected.

      Shares represented by valid proxies in the form accompanying this Proxy Statement will be voted for the election of the nominees named below, unless authority is withheld. Should the nominees listed below be unable to serve, it is intended that the proxies will be voted for such other nominees as may be designated by the Board of Directors. Unless otherwise directed, the persons named in the proxy accompanying this Proxy Statement intend to cast all proxies received for the election of both Martin Kern and Edward Seidenberg to serve as directors upon their nomination at the Annual Meeting. Both Mr. Kern and Mr. Seidenberg have each indicated to the Board that he expects to be available to serve as a director of the Company.

Recommendation

      THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED CLASS II DIRECTORS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ELECT THE NOMINATED CLASS II DIRECTORS.

Nominees For Director

      The following table sets forth certain information concerning the nominees for director of the Company:

Name                    Positions with the Company                        Age
----                    --------------------------                        ---

Martin H. Kern.......   Director, Interim Chief Executive Officer,        62
                        Member of the Compensation Committee

Edward Seidenberg....   Director, Chairman of the Audit Committee         45

Information About Nominees

      Martin H. Kern has been a director of the Company since November 1997, and has been interim Chief Executive Officer since March 2003. Since 1988 Mr. Kern has been President of Diversified Resources Inc., a management consulting firm specializing in turnarounds and the marketing of consumer products. Prior thereto and for more than five years he was Executive Vice President of The Great Atlantic & Pacific Tea Co., Inc. ("A&P"), and also served as Chairman of the Board/President of Super Market Service Corp. and President of Supermarket Distributing Corp., both A&P operating subsidiaries.

Edward Seidenberg has been a director of the Company and Chairman of the Audit Committee since April 2003. Since November 2000, Mr. Seidenberg has been Chief Operating Officer at InfoHighway Communications Corporation. He was previously President of Global Payment Technologies, Inc. from March 1998 through November 2000, was Chief Operating Officer from March 1997 through November 2000, and a director of the Company from August 1996 to November 2000. From August 1996 to March 1998 he served as Vice President of the Company. From March 1990 to July 1996 he was Vice President and Chief Financial Officer of MCI Wireless and Nationwide Cellular Service, Inc., the country's largest non-facilities provider of cellular telephone service. Mr. Seidenberg received his BS in Accounting from State University of New York at Buffalo and his MBA in Finance from Emory University.

Current Members of the Board of Directors

      The current directors of the Company, their respective Classes and terms of office and biographical information is as set forth below.

Director                   Age          Class           Term Expires at
--------                   ---          -----           ---------------
Richard E. Gerzof          58           I               2005 Annual Meeting
Edward Seidenberg          45           II              2003 Annual Meeting
Martin H. Kern             62           II              2003 Annual Meeting
Henry B. Ellis             53           III             2004 Annual Meeting

Biographical Information

      Richard E. Gerzof has been a director of the Company since its inception in 1988. Mr. Gerzof has been a partner of Sun Harbor Manor, a nursing home, since 1974. He has also been a licensed real estate broker since 1982 and was a partner or principal in Sonom Realty Co., a property management and construction firm, from 1974 through 1992. He has also been a partner in the Frank's Steaks Restaurant chain since 1993.

      Henry B. Ellis has been a director of the Company since July 1996. Since 1992 Mr. Ellis has been President and Chief Executive Officer of Bassett California Company, a family-owned real estate holding company located in El Paso, Texas. From June 1992 to February 1994 Mr. Ellis served as Chairman of the Board and Chief Executive Officer of Grayson County State Bank, located in Sherman, Texas. Since 1992 Mr. Ellis has served as a member of the Board of Directors of Bluebonnet Savings Bank, a savings and loan institution located in Dallas, Texas. Since February 2001 Mr. Ellis has also served as a member of the Board of Directors of Cellular Technical Services Company, Inc.

Committees

      During the fiscal year ended September 30, 2002 the Company's Board of Directors held 5 meetings. The Board of Directors has a Compensation Committee, comprised of Messrs. Ellis, Kern and Gerzof, and an Audit Committee, comprised of Messrs. Ellis, Kern (until March 2003), Gerzof and Seidenberg (effective April 2003). The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee held two meetings during fiscal 2002 and took action by unanimous written consent on two occasions. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held nine meetings during fiscal 2002. Each director attended all of the meetings of the Board of Directors held while he was a director and at least 93% of all meetings held by a committee of the Board on which he served.

      Through April 2003, with reference to the fiscal year ended September 30, 2002 and the first quarter ended December 31, 2002, each member of the Audit Committee met the independence requirements for audit committee members under the listing standards of the NASDAQ National Market, on which the Company's Common Stock is listed. When Mr. Kern became interim Chief Executive Officer, he no longer met the eligibility requirements and has since been replaced by Mr. Seidenberg as a member of the audit committee. Mr. Seidenberg's last day of employment at the Company was November 2000. Mr. Seidenberg will meet the independence requirements in November 2003, when three years will have elapsed since he was last employed by the Company. The Company's Board of Directors has determined that Mr. Seidenberg's past employment with the Company for over four years, as well as his past financial experience is required and in the best interests of the Company and its stockholders and has appointed him as Chairman of the Audit Committee pursuant to an exemption to the NASDAQ independence rules. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written Charter of the Audit Committee adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below.

Audit Committee Report

      Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent public accountants have the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended September 30, 2002, the Audit Committee:

o Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2002 with management and KPMG, the Company's independent public accountants;

o Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended, relating to the conduct of the audit; and

o Received the written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with

      Audit Committees". The Audit Committee also discussed KPMG's independence with KPMG and considered whether the provision of non-audit services rendered by KPMG was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors.

      Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended September 30, 2002 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                       Respectfully,


                                       Henry B. Ellis
                                       Richard E. Gerzof
                                       Martin H. Kern

Information about Non-Director Executive Officers

      The following table sets forth certain information with respect to the non-director executive officers of the Company. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Name                           Age      Position
----                           ---      --------
Thomas McNeill............     40       Vice President, Chief Financial Officer and Secretary
Thomas Oliveri ...........     44       Vice President, Chief Operating Officer

      Thomas McNeill has been Secretary of the Company since March 1997 and Vice President and Chief Financial Officer of the Company since September 1997. From October 1996 to September 1997 he served as Controller of the Company. From March 1995 through October 1996 Mr. McNeill was Director of Finance for Bellco Drug Corp., a pharmaceutical distribution company. From January 1991 through August 1992 he was Controller and from August 1992 to May 1994 he was Vice President of Operations, for the Marx & Newman Co. division of the United States Shoe Corporation, a manufacturer and distributor of women's footwear.

      Thomas Oliveri has been Vice President, Chief Operating Officer of the Company since November 2000 and was Vice President, Operations from March 1999 to October 2000. He was Director of Operations of the Company from January 1999 to February 1999. From May 1998 to November 1998 he served as Director of Operations for Bennett X-Ray. From December 1995 to May 1998, he served as plant manager and then as general manager of the Cybex division of

Lumex, Inc. From May 1993 to November 1995 he served as manager of technical services and then plant manager within the Lumex division of Lumex, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. To the Company's knowledge, based solely on a review of such reports furnished to the Company with respect to its most recent fiscal year, the Company believes that during or with respect to the fiscal year ended September 30, 2002 all reports under Section 16 (a) have been timely filed, except that Mr. Katz filed a Form 5 which disclosed a sale of stock in 1998 which should have been reported on a Form 4 in that year and Mr. Ellis filed a late Form 4 which disclosed two sales of common stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of April 8, 2003, certain information as to the Common Stock ownership of each of the Company's directors and nominees for director, each of the officers included in the Summary Compensation Table below, all executive officers and directors as a group and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock. Unless otherwise noted, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

                                                            Amount and Nature            Percentage of
                                                              Of Beneficial               Outstanding
               Name and Address                                 Ownership                Shares Owned
               ----------------                                 ---------                ------------
Stephen Katz ....................................                738,800(1)                  12.6%
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Odyssey Financial Company .......................                335,000                      6.0%
   c/o Stephen Katz
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Richard E. Gerzof ...............................                385,583(2)                   6.9%
   161 Sportsman Avenue
   Freeport, NY 11520

William H. Wood .................................                315,700                      5.7%
   621 Farr Shores Drive
   Hot Springs, AR 71913

Thomas McNeill ..................................                 60,625(3)                   1.1%
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788

Henry B. Ellis ..................................                 52,968(4)                     *
   303 Texas Avenue #15
   El Paso, Texas 79901

Thomas Oliveri ..................................                 48,875(5)                     *
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788

Martin H. Kern ..................................                 37,250(6)                     *
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788

                                                            Amount and Nature            Percentage of
                                                              Of Beneficial               Outstanding
               Name and Address                                 Ownership                Shares Owned
               ----------------                                 ---------                ------------
Edward Seidenberg ...............................                 15,000                        *
   c/o Global Payment Technologies, Inc.
   425B Oser Avenue
   Hauppauge, NY 11788


All directors and executive officers as a group
(6 persons) .....................................                600,301(7)                  10.5%

----------
*     Less than 1%

(1) Includes 312,500 shares issuable upon exercise of currently exercisable stock options and 335,000 shares owned of record by Odyssey Financial Company, a partnership of which Mr. Katz is Managing General Partner.

(2) Includes 35,583 shares issuable upon exercise of currently exercisable options.

(3) Includes 57,625 shares issuable upon exercise of currently exercisable options.

(4) Includes 36,083 shares issuable upon exercise of currently exercisable options.

(5) Includes 48,875 shares issuable upon exercise of currently exercisable options.

(6) Includes 24,750 shares issuable upon exercise of currently exercisable options.

(7) Includes 202,916 shares issuable upon exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

      The following table summarizes the compensation earned for the last three fiscal years by the Company's Chief Executive Officer and all other executive officers whose salary and bonus exceeded $100,000 for the 2002 fiscal year (the "Named Executive Officers"), for services in all capacities to the Company during its 2002, 2001 and 2000 fiscal years.

                                                                                              Long-Term
                                                          Annual Compensation               Compensation
                                                          -------------------               ------------
                                                                                             Securities
          Name and Principal                                                                 Underlying
               Position                       Year         Salary             Bonus            Options
          ------------------                  ----         ------             -----            -------
Stephen Katz (1)....................          2002        $175,000                --            50,000
   Chairman of the Board and                  2001         152,000           $30,000           300,000
   Chief Executive Officer                    2000         150,000                --                --

Thomas McNeill......................          2002         158,000                --            30,000
   Vice President, Chief                      2001         140,000            40,000            20,000
   Financial Officer                          2000         115,000                --            15,000

Thomas Oliveri......................          2002         175,000                --            30,000
   Vice President, Chief                      2001         155,000            40,000            25,000
   Operating Officer                          2000         135,000                --            20,000

----------
(1) Effective March 2003 and April 2003, Mr. Katz resigned as Chief Executive Officer and Chairman of the Board, respectively.

                        Option Grants in Last Fiscal Year
                               (Individual Grants)

                                                                                                         Potential Realizable Value
                                                                                                          at Assumed Annual Rates
                                                           % of Total                                          of Stock Price
                                                             Options                                      Appreciation for Option
                                Number of Securities       Granted to        Exercise                                Term
                                 Underlying Options       Employees in         Price       Expiration    --------------------------
            Name                       Granted             Fiscal Year       ($/Share)        Date         At 5%            At 10%
            ----                       -------             -----------       ---------        ----         -----            ------
Stephen Katz.............              50,000(1)               15.6%           $3.60        12/05/08      $73,000          $171,000
Thomas Oliveri...........              30,000(1)                9.3%           $3.60        12/05/08      $44,000          $102,000
Thomas McNeill...........              30,000(1)                9.3%           $3.60        12/05/08      $44,000          $102,000

----------
(1) The option was awarded at the fair market value of the Company's Common Stock at December 5, 2001, the date of the award, and becomes exercisable in cumulative annual installments of 25% per year on each of the first four anniversaries of the grant date.

                    Aggregated Fiscal Year End Option Values

                                                                   Number of Securities
                                                                  Underlying Unexercised               Value of Unexercised
                                      Shares                            Options at                     In-the-Money Options
                                   Acquired on                       September 30, 2002               September 30, 2002(1)
                                     Exercise       Value        ------------------------         ---------------------------
           Name                        (#)         Realized      Exercisable/Unexercisable         Exercisable/Unexercisable
           ----                        ---         --------      -------------------------         -------------------------
Stephen Katz.................            0           $  0          300,000      50,000            $1,005,000         $141,500
Thomas McNeill...............            0              0           45,125      51,375                38,910          137,280
Thomas Oliveri...............            0              0           32,625      58,875                43,050          129,150

----------
(1) The closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 2002 was $6.43 per share. Value is calculated by multiplying (a) the difference between the closing price and the option exercise price by (b) the number of shares of Common Stock underlying the option.

EQUITY COMPENSATION PLAN INFORMATION

      The table below sets forth certain information as of the Company's fiscal year ended September 30, 2002 regarding the shares of the Company's common stock available for grant or granted under stock option plans that (i) were adopted by the Company's stockholders and (ii) were not adopted by the Company's stockholders.

                                                                                                     Number of securities
                                                                                                remaining available for future
                               Number of securities to be           Weighted-average                 issuance under equity
                                 issued upon exercise of           exercise price of             compensation plans (excluding
                              outstanding options, warrants       outstanding options,        securities in the first column of
                                       and rights                 warrants and rights                    this table)
                              -----------------------------       --------------------        ---------------------------------
Equity Compensation                     1,058,600                       $4.53                              304,550
plans approved by
security holders

Equity Compensation                          None                        None                                 None
plans not approved by
security holders

Compensation of Directors

      Messrs. Ellis and Gerzof were each granted 19,000 stock options for services rendered as directors during the 2002 fiscal year. Mr. Kern was granted 5,000 stock options and paid $13,900 for services rendered as director during the 2002 fiscal year.

Employment Agreements

      Effective September 1, 2001 the Company entered into an agreement with Stephen Katz providing for his employment as the Company's Chief Executive Officer and Chairman of the Board. The agreement provides for a two-year term, with an automatic extension for an additional one-year term beyond the initial two-year term unless and until either the Company or Mr. Katz provides 90 day advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $175,000 per year and may be increased to a maximum of $225,000 should certain goals, as determined by the Board of Directors, be attained. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits. The parties have agreed not to extend the agreement beyond August 31, 2003.

      Effective July 1, 2001 the Company entered into an agreement with Thomas Oliveri providing for his employment as Vice President and Chief Operating Officer for a three-year term. The agreement provides for a salary at a rate of $175,000 per year and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans and other fringe benefits. If terminated under a change of control event, he would be entitled to earn up to 1.5 times his salary.

      Effective May 1, 2000 the Company entered into an agreement with Thomas McNeill providing for his employment as Vice President and Chief Financial Officer for a two-year term, with automatic extensions for additional one-year terms unless and until either the Company or Mr. McNeill provides 180 day advance written notice of a desire to terminate the agreement. The agreement has been automatically renewed through April 2004. The agreement provides for a salary at a rate of $158,000 per year and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits. If terminated under a change of control event, he would be entitled to earn up to 1.25 times his salary.

Certain Relationships and Related Transactions

      The Company leases approximately 1,541 square feet in Valley Stream, New York, from a company in which Stephen Katz, former Chairman of the Board of Directors and Chief Executive Officer of the Company, is a part owner. The lease provides for an annual base rental of $33,000. The Company has the right to cancel the lease after February 28, 2003. The facility houses certain executive functions of the Company. The Company believes that the terms of the lease are fair and reasonable and as favorable to it as could be obtained from unaffiliated third parties. In March 2003, the Company has exercised its right to cancel this lease effective August 31, 2003.

      Effective March 17, 2003, the Company entered into an agreement with Diversified Resources, Inc., a company controlled by Mr. Kern. Diversified Resources, Inc. is paid $30,000 per month until such time as either party gives 30 days written notice to the other party of termination.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee of the Company's Board of Directors are Henry B. Ellis, Richard E. Gerzof and Martin H. Kern, each of whom is a non-employee director, with the exception of Mr. Kern, who effective March 2003 became interim Chief Executive Officer of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report, the audit committee disclosures and report on pages five and six, and the performance graph on page 15 shall not be incorporated by reference to any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

      The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

      The objectives of the Company's executive compensation program are to:

            *     Support the achievement of desired Company performance; and

            * Provide compensation that will attract and retain superior talent and reward performance

      The Compensation Committee believes that the executive compensation program provides an overall level of compensation opportunity that is competitive within the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

      The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to employees of the Company.

      Base Salary

      Base salary levels for the Company's executive officers are competitively set relative to companies in the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company.

      Stock Option Program

      The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

      The 1994, 1996 and 2000 Stock Option Plans authorize the Compensation Committee to award key executives stock options. Options granted under the plans may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plans require that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

      Benefits

      The Company provides to executive officers medical and 401(k) plan benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2002.

      Bonus

      Based upon recommendations of the Compensation Committee, the Company provides to certain executive officers bonuses based on their performance and the performance of the Company.

      Chief Executive Officer Compensation

      Stephen Katz was appointed to the position of Chief Executive Officer of the Company in May 1996. Under his employment agreement, Mr. Katz earns an annual base salary of $175,000 and bonuses and stock options as determined by the Company's Board of Directors. In making its determination as to bonuses and stock options, the Board of Directors takes into account the Compensation Committee's recommendations, which, in the case of Mr. Katz, are based on the overall performance of the Company. Effective March 2003, Mr. Katz resigned as Chief Executive Officer of the Company.

                                          Henry B. Ellis
                                          Richard E. Gerzof
                                          Martin H. Kern

                                          Members of the Compensation Committee

                                Performance Graph

      Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since September 30, 1997 with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Non-Financial Index. The graph assumes $100 was invested at the close of business on September 30, 1997 in the Company's Common Stock and in each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                              [LINE CHART OMITTED]

---------------------------------------------------------------------------------------------------------------------------------
                                               9/30/97        9/30/98        9/30/99       9/29/00        9/28/01      9/30/02
---------------------------------------------------------------------------------------------------------------------------------
Global Payment Technologies, Inc.               $100            $ 60          $ 72           $ 50           $28          $56
---------------------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market Index (U.S.)                $100            $102          $166           $220           $90          $71
---------------------------------------------------------------------------------------------------------------------------------
NASDAQ Non-Financial Index                      $100            $100          $171           $233           $87          $65
---------------------------------------------------------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS

      KPMG LLP has audited and reported upon the financial statements of the Company for the fiscal year ended September 30, 2002. It is currently anticipated that KPMG LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending September 30, 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      For the fiscal year ended September 30, 2002, the Company paid (or will pay) the following fees to KPMG LLP for services rendered during the audit in respect of that year:

      Audit of Global Payment Technologies, Inc.
           Consolidated Financial Statements                      $ 89,000

      Audits of unconsolidated affiliates                           43,500
      Financial Information Systems Design and Implementation            0

      All Other Fees
           Tax services                                             42,000
           Audit of Employee Benefit Plan                           12,500
      Total All Other Fees                                          54,500

      Total                                                       $187,000

The Audit Committee of the Board of Directors has approved the provision of non-audit services by KPMG LLP and concluded that the provision of such services is compatible with maintaining auditor independence and approved all audit and non-audit fees to KPMG LLP for the fiscal year ended September 30, 2002.

On July 26, 2002 the Board of Directors of the Company dismissed Arthur Andersen LLP ("Andersen") as its independent certified public accountants and appointed KPMG, LLP ("KPMG") to serve in their place. These actions were taken at the recommendation of the Company's Audit Committee.

Andersen had served as the Company's independent public accountants since 1993. None of Andersen's reports on the Company's consolidated financial statements for the fiscal years ended September 30, 2001 and 2000 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2001 and 2000 and through July 26, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to

Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended September 30, 2001 and 2000 and through July 26, 2002, the Company did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of this report and requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report, and if not, stating the respects in which it does not agree. Andersen has indicated to the Company that Andersen no longer issues such letters.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the Company's Annual Meeting to be held in 2004 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than December 26, 2003. Such proposals should be addressed to Secretary, Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York 11788. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after March 11, 2004.

                                OTHER INFORMATION

      An annual report to stockholders for the year ended September 30, 2002 is being furnished herewith to each stockholder of record as of the close of business on April 23, 2003. Copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                        Global Payment Technologies, Inc.
                                425B Oser Avenue,
                            Hauppauge, New York 11788
                      Attention: Thomas McNeill, Secretary

      In addition, copies of any exhibits to the Annual Report on Form 10-K will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.

      The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                          By Order of the Board of Directors,


                                          THOMAS MCNEILL
                                          Secretary

April 14, 2003

                                   PROXY CARD

PROXY                                                                      PROXY

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                 (Solicited on behalf of the Board of Directors)

      The undersigned holder of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC., revoking all proxies heretofore given, hereby constitutes and appoints Thomas Oliveri and Thomas McNeill, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 2003 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC., to be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on Thursday, May 22, 2003 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.

            The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

            Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR the listed nominees to serve as a director.

The Board of Directors recommends a vote FOR the listed nominee.

1.    Election of two Class II Directors |_| FOR listed nominees
                                         |_| AGAINST listed nominees
                                         |_| WITHHOLD AUTHORITY to vote for
                                             listed nominees

                  Nominee: Martin H. Kern and Edward Seidenberg

2. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE.

                                              The shares represented by this
                                        Proxy will be voted in the manner
                                        directed. In the absence of any
                                        direction, the shares will be voted FOR
                                        the nominees named in Proposal 1 and in
                                        accordance with the discretion of the
                                        Proxies on such other matters as may
                                        properly come before the meeting.
                                        Dated:___________________________, 2003

                                        ________________________________________

                                        ________________________________________
                                        Signature(s)

                                        (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

                         PLEASE MARK AND SIGN ABOVE AND
                                RETURN PROMPTLY.